UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2019

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)

7830 Old Georgetown Road, Avenue, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 301.986.1800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Beginning on September 12, 2019, representatives of Eagle Bancorp, Inc. will hold meetings with, and make presentations to, investors and/or analysts during which they will present a review of the Company’s financial results, business strategies and trends in the Company’s market. Attached as Exhibit 99.1 to this report is a series of slides reflecting financial information about the Company that will be presented in such meetings.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

99.1 Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

September 12, 2019	By:	/s/ Charles D. Levingston
Charles D. Levingston, Chief Financial Officer